SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional materials

☐	Soliciting Material Pursuant to §240.14a-11 or §240.14a-12

MEDICAL ACTION INDUSTRIES INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

July 7, 2010

Dear Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Stockholders of Medical Action Industries, Inc. to be held on August 12, 2010. Your Board of Directors recommends that stockholders vote FOR all proposals on the agenda.

Your vote is important, no matter how many or how few shares you may own. Please also note that recent changes to voting rules approved by the Securities and Exchange Commission have increased the importance of voter participation. Under the new rules, if your shares are held through a brokerage account, you must provide your broker with voting instructions for the election of directors; your broker no longer has the discretion to vote those shares on your behalf without your instruction.

Please take the time to vote your shares today—by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

The Board of Directors

YOUR VOTE IS IMPORTANT!

Remember, you can vote your shares by telephone or via the Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.